Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of iShares® S&P GSCITM Commodity-Indexed Trust of our report dated March 1, 2022 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in iShares® S&P GSCITM Commodity-Indexed Trust’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 24, 2022